UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

PHARMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 15, 2012, a Stipulation of Dismissal was filed in the Court of Chancery of the State of Delaware with regard to the civil action styled In Re PharMerica Corporation Shareholder Litigation (No. 6851-CS), the class action lawsuit consolidating the claims of the Louisiana Municipal Police Employees’ Retirement System, filed on September 9, 2011, and Hugh F. Drummond as Trustee of the FBO Hugh F. Drummond Trust, filed on September 22, 2011, against PharMerica Corporation (the “Company”). The claims alleged that the members of the Company’s board of directors had breached their fiduciary duties to the Company and its stockholders by, among other things, adopting a rights agreement dated August 25, 2011, between the Company and Mellon Investor Services LLC, and failing to respond appropriately to Omnicare, Inc.’s unsolicited tender offer. The Stipulation of Dismissal dismissed the action. No funds were exchanged in order to effect the dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: May 17, 2012	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel, Compliance Officer and Secretary